UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2006

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 16, 2006, Advance America, Cash Advance Centers, Inc. (the “Company”) entered into a Fifth Amendment to its Amended and Restated Credit Agreement dated as of July 16, 2004.  The Fifth Amendment allows the Company to repurchase up to $100 million worth of its outstanding common stock on and after the date of this amendment and to exclude all such repurchases from the calculation of the minimum consolidated net worth requirement and the consolidated fixed charge coverage ratio.  The Fifth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01  Other Events

On August 16, 2006, the Company announced that its Board of Directors (the “Board”) has approved an extension of its stock repurchase program to cover an additional $100 million of the Company’s currently outstanding common stock.  The Company’s existing stock repurchase program had previously authorized the repurchase of up to $50 million of the Company’s common stock. Through August 15, 2006, the Company had repurchased approximately 3.5 million shares for an aggregate price of $46 million dollars.  The extension of the stock repurchase program will permit the Company to repurchase up to an additional $100 million of its common stock beyond what has already been repurchased.

The Board determined that the continuation and increase of the stock repurchase program will serve the best interests of the Company and its stockholders by returning capital to the Company’s stockholders and providing an attractive investment opportunity for the Company’s funds.

Share repurchases will be made from time to time and will be effected on the open market, in block trades, or in privately negotiated transactions, and in compliance with, when applicable, Securities and Exchange Commission Rule 10b-18, Regulation M, and other laws.  The stock repurchase program does not require the Company to purchase any specific number of shares.  Any purchases under the stock repurchase program will depend on market conditions.  The Board may suspend or cancel the stock repurchase program at any time.

The Press Release announcing the Amended Stock Repurchase Program is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
10.1	Fifth Amendment, dated August 16, 2006, to the Amended and Restated Credit Agreement dated July 16, 2004.

99.1	Press Release, dated August 16, 2006, of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 16, 2006

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ John I. Hill
John I. Hill
Executive Vice President and
Chief Financial Officer

Exhibit
Number                                                       Description

10.1                                                   Fifth Amendment, dated August 16, 2006, to the Amended and Restated Credit Agreement dated July 16, 2004.

99.1                                                   Press Release, dated August 16, 2006, of Advance America, Cash Advance Centers, Inc.